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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 2011 relating to the financial statements, which appears in Prudential Annuities Life Assurance Corporation's Annual Report on Form 10-K for the year ended December 31, 2010.


/s/ PricewaterhouseCoopers LLP

New York, New York
October 21, 2011